FOR IMMEDIATE RELEASE

August 6, 2009

Contact:  Susan Jordan

     732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

REPORTS NINE-MONTH EARNINGS

FREEHOLD, NJ, August 6, 2009........Monmouth Real Estate Investment Corporation (NASDAQ/MNRTA) (the Company) reported funds from operations (FFO), excluding the non-cash impairment charges and other losses on REIT securities, were $11,891,000 or $.48 per share for the nine months ended June 30, 2009, as compared to $10,442,000 or $.43 per share for the nine months ended June 30, 2008.  Net income applicable to common shareholders was $1,259,000 or $.05 per common share for the three months ended June 30, 2009, as compared to net income applicable to common shareholders of $4,421,000 or $.18 per common share for the three months ended June 30, 2008, and net loss applicable to common shareholders of ($2,392,000) or ($.10) per common share for the nine months ended June 30, 2009 as compared to net income applicable to common shareholders of $3,524,000 or $.15 for the nine months ended June 30, 2008.  Net cash provided by operating activities for the nine months ended June 30, 2009 was $15,035,000, as compared to $12,724,000 for the nine months ended June 30, 2008.

A summary of significant financial information for the three and nine months ended June 30, 2009 and 2008 is as follows:

Three Months Ended

                                                                                                                            June 30,

	2009	2008
Rental and Reimbursement Revenue	$10,243,000	$9,505,000
Total Expenses	$5,395,000	$4,849,000
Interest and Dividend Income	$569,000	$509,000
Loss on Securities Transactions, net	$(107,000)	$(232,000)
Gain on Sale of Investment Property	$-0-	$3,273,000
Net Income Applicable to Common Shareholders	$1,259,000	$4,421,000
Net Income Applicable to Common Shareholders Per Common Share	$.05	$.18
FFO (1)	$3,692,000	$3,548,000
FFO Per Common Share (1)	$.15	$.15
Weighted Avg. Common Shares Outstanding	25,299,000	24,185,000

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 Nine Months Ended

                                                                                                                           June 30,

	2009	2008
Rental and Reimbursement Revenue	$31,077,000	$28,527,000
Total Expenses	$15,977,000	$14,615,000
Interest and Dividend Income	$1,852,000	$1,282,000
Loss on Securities Transactions, net	$(6,689,000)	$(3,660,283)
Gain on Sale of Investment Property	$-0-	$3,273,000
Net Income (Loss) Applicable to Common Shareholders	$(2,392,000)	$3,524,000
Net Income (Loss) Applicable to Common Shareholders Per Common Share	$(.10)	$.15
FFO (1)	$5,202,000	$7,524,000
FFO Per Common Share (1)	$.21	$.31
Weighted Avg. Common Shares Outstanding	24,813,000	24,038,000

A summary of significant balance sheet information as of June 30, 2009 and September 30, 2008 is as follows:

	June 30, 2009	September 30, 2008
Total Real Estate Investments	$342,043,000	$346,605,000
Securities Available for Sale	$20,702,000	$21,006,000
Total Assets	$387,302,000	$389,078,000
Mortgage Notes Payable	$192,215,000	$191,948,000
Subordinated Convertible Debentures	$13,990,000	$14,990,000
Loans Payable	$19,218,000	$14,551,000
Total Shareholders’ Equity	$153,839,000	$159,911,000

Eugene W. Landy, President, commented on the results of the nine months of the fiscal year 2009, “MREIC continues to perform well despite weakness in the overall economy.  By investing in net-leased industrials on long-term leases to investment-grade tenants, our income streams have proven to be resilient. For the nine month period, the Company generated $15.0 million in net cash from operating activities versus $12.7 million in 2008, an increase of 18%. Management has renewed expiring leases with only one exception in fiscal 2009.  Our occupancy rate is currently 96% with an average lease maturity of approximately 5 years.  Our balance sheet remains strong with over $8 million in cash and a low leverage ratio. The fair value of our securities portfolio increased by $5.4 million over the quarter to approximately $21 million and has continued to increase through July.  The spread between our mortgages and the return on our real estate is satisfactory. We refinanced a property during the quarter at an interest rate of 6.65%. Our current earnings projections reflect favorably on the coverage for our common and preferred dividends. Management is optimistic about the Company’s prospects.”

“As we previously stated, we are aware that many economists and financial experts are less optimistic about our future economy than we are. There is little point in debating the matter. The direction of the US economy is improving. To the extent that we must make decisions today, we do so based on our optimistic evaluation of future developments.”

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Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties.  The Company’s equity portfolio consists of fifty-seven industrial properties and one shopping center located in twenty-five states.  In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Notes:

(1)  Non-GAAP Information:  Funds from operations (FFO) is defined as net income applicable to common shareholders, excluding gains or losses from sales of depreciable assets, plus real estate-related depreciation and amortization.   FFO per share is defined as FFO divided by weighted average shares outstanding.  FFO and FFO per share should be considered as supplemental measures of operating performance used by real estate investment trusts (REITs).  FFO and FFO per share exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have different cost basis.  The items excluded from FFO and FFO per share are significant components in understanding the Company’s financial performance.

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FFO and FFO per share (A) do not represent cash flow from operations as defined by generally accepted accounting principles; (B) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (C) are not alternatives to cash flow as a measure of liquidity.  FFO and FFO per share, as calculated by the Company, may not be comparable to similarly entitled measures reported by other REITs.

The Company’s FFO for the three and nine months ended June 30, 2009 and 2008 is calculated as follows:

                          Three Months Ended

                Nine Months Ended

	6/30/09	6/30/08	6/30/09	6/30/08

Net Income (Loss)	$1,889,000	$5,052,000	($501,000)	$5,415,000
Preferred Dividend	(630,000)	(630,000)	(1,891,000)	(1,891,000)
Gain on Sale of Investment Property	-0-	(3,273,000)	-0-	(3,273,000)
Depreciation Expense	2,147,000	2,064,000	6,351,000	5,800,000
Depreciation Expense Related to Discontinued Operations	-0-	22,000	23,000	122,000
Amortization of In-Place Lease Intangible Assets	279,000	292,000	860,000	1,286,000
Amortization of In-Place Lease Intangible Assets Related to Discontinued Operations	7,000	21,000	360,000	65,000
FFO	$3,692,000	$3,548,000	$5,202,000	$7,524,000

Weighted Ave. Common Shares Outstanding	25,299,000	24,185,000	24,813,000	24,038,000
FFO per Common Share	$.15	$.15	$.21	$.31

The following are the cash flows provided (used) by operating, investing and financing activities for the nine months ended June 30, 2009 and 2008:

            Nine Months Ended

	2009	2008

Operating Activities	$15,035,000	$12,784,000
Investing Activities	(6,630,000)	(31,555,000)
Financing Activities	(5,401,000)	12,701,000

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The following is the net income (loss) per common share for the three and nine months ended June 30, 2009 and 2008:

	Three Months Ended		Nine Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08

BASIC INCOME (LOSS) – PER SHARE
Income (Loss) from Continuing Operations	$.07	$.07	($.01)	$.07
Less: Preferred Dividend	(.02)	(.03)	(.08)	(.08)
Income (Loss) from Discontinued Operations	-0-	.14	(.01)	.16
Net Income (Loss) Applicable to Common Shareholders - Basic	$.05	$.18	($.10)	$.15

DILUTED INCOME (LOSS) – PER SHARE
Income (Loss) from Continuing Operations	$.07	$.07	($.01)	$.07
Less: Preferred Dividend	(.02)	(.03)	(.08)	(.08)
Income (Loss) from Discontinued Operations	-0-	.14	(.01)	.16
Net Income (Loss) Applicable to Common Shareholders - Diluted	$.05	$.18	($.10)	$.15

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	25,299,406	24,184,790	24,812,891	24,037,841
Diluted	25,305,185	24,201,701	24,819,647	24,078,538

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